TAKEOVER AGREEMENT
                          ------------------

      AGREEMENT, dated this 11th day of August 1983, between 0LYMPIA & YORK 125 BROAD STREET COMPANY, a New York partnership with its office at 245 Park Avenue, New York, New York 10017 (hereinafter called "Owner") and JOHNSON & HIGGINS, a New Jersey corporation with its office at 95 Wall Street, New York, New York 10005 (hereinafter called "J&H").

                              WITNESSETH
                              ----------
WHEREAS:

      A. Owner is the landlord of the building known as 125 Broad Street, New York, New York (hereinafter called the "Building");

      B. J&H is leasing from Owner a portion of the Building on terms and conditions set forth in a lease (hereinafter called the "Broad Street Lease") between Owner and J&H being executed simultaneously herewith;

      C. J&H has heretofore executed a lease for office space comprising the second through twelfth floors (hereinafter called the "Hanover Space") within the building known as 7 Hanover Square, New York, New York, pursuant to a certain lease dated September 28th, 1981 between Seven Hanover Associates as landlord and J&H as tenant as amended by Agreement dated August 5, 1983 (hereinafter called the "Hanover Lease");

      D. J&H has executed a lease for the entire building (excluding certain ground floor space) known as 46-48 Water Street (hereinafter called the "Water Street Space") pursuant to a certain lease dated March 7, 1983 between 46 Water Associates, as landlord and J&H as tenant (hereinafter called the "Water Street Lease");

      E. J&H and the Landlords (as hereinafter defined) have executed an agreement dated March 7, 1983 with respect to the creation of openings between the Water Street Space and the Hanover Space (hereinafter called the "Joinder of Space Agreement"); and

      F. Owner has agreed to become responsible to J&H for its obligations as tenant under the Hanover Lease and the Water Street Lease and the Joinder of Space Agreement (such two leases and such agreement being hereinafter collectively called the "Takeover Leases") pursuant to the terms and provisions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein the parties hereto covenant and agree as follows:

      1. J&H represents and warrants to Owner that: (i) true and complete copies of the Takeover Leases are annexed hereto as Exhibit A and that the same, together with certain other documents annexed hereto as Exhibit A, in the aggregate constitute the entire agreements binding and affecting J&H in connection with the space demised thereunder (hereinafter in the aggregate called the "Takeover Space"); (ii) as of the date hereof the Takeover Space is free of all subtenancies and/or other claims of possession (except for the existing tenants of the Water Street Space) created by or known to J&H; (iii) J&H has to date received no bills or statements from the respective landlords under the Takeover Leases (hereinafter sometimes collectively called "Landlords" or referred to individually as "Landlord") for rent or additional rent or for tenant improvements or any other charges other than as are annexed hereto as Exhibit B;(iv) J&H has delivered to Owner true and correct copies of all plans which J&H has delivered to the Landlord under the Hanover Lease, a list of which is annexed hereto as Exhibit F (hereinafter called "Tenant's Plans");
(v) annexed hereto as Exhibit C is a schedule setting forth the dates on which Tenant's Plans were to be delivered in accordance with the terms of the Hanover Lease and the dates on which plans complying therewith were delivered;
(vi) annexed hereto as Exhibit D are true and correct copies of all agreements, orders, estimates and other pertinent data in the possession of J&H relating to the costs of improvements, work, services and materials being assumed by Owner (hereinafter called "Leasehold Improvements") which costs in no event exceed in the aggregate $8,000,000; and (vii) J&H has received no notices of default from the Landlords under the Takeover Leases and has no knowledge of any defaults thereunder which would, after notice or with the passage of time or otherwise, entitle either Landlord to terminate either of the Takeover Leases.

      2. Owner shall have the right (in the name of J&H or otherwise, as Owner shall determine) to direct or cause J&H to exercise its rights under the Takeover Leases with respect to assignments thereof and subletting of all or portions of the Takeover Space or any other disposition of the Takeover Space or any part thereof before and during the respective terms of the Takeover Leases. J&H covenants and agrees that it will fully cooperate with Owner in the assignment of the Takeover Leases and the subletting or other disposition of the Takeover Space or any part thereof and shall use its best efforts in obtaining the consent, if and when needed, of the Landlords to any such disposition of and in all matters pertaining to the Takeover Leases and/or the Takeover Space.

      3. J&H covenants and agrees (wherever a party is said herein to "covenant" as to any matter, it shall be deemed to have "covenanted and agreed") that it shall at all times hereafter promptly deliver to Owner all bills, notices, invoices, statements and other communications which J&H receives from the Landlords. J&H covenants that it will, upon request of Owner, from time to time, promptly execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, to Owner or to anyone Owner shall designate, such papers and instruments (including, but not limited to, any assignment, sublease or other similar or dissimilar instrument) pertaining, directly or indirectly, to the Takeover Leases or any interest therein and/or the Takeover Space or any part thereof as Owner shall deem necessary or desirable. J&H covenants that it will, when requested by Owner, give or cause to be given, to the Landlords such notice or notices or other communications as Owner shall specify including any notices required for the valid exercise of any options contained in the Takeover Leases and J&H shall in no event transmit any such notice or any other notice whatsoever except upon the prior written request of Owner. Notwithstanding the foregoing, in no event shall any option to extend the term of any Takeover Lease be exercised unless J&H is protected against any resulting liability in a manner fully satisfactory to J&H in its absolute discretion. Any notice or other communication shall be transmitted by J&H to the Landlords promptly (and in any event no later than as required by the circumstances dictating the giving of such notice) after any such written request by Owner, and J&H hereby constitutes and appoints Owner its attorney-in-fact to execute and deliver such instruments for and on behalf of J&H. Such appointment and any similar appointment in this Agreement, or wherever in or pursuant to this Agreement Owner is authorized to act for or on behalf of J&H, the same shall be deemed a power coupled with an interest and irrevocable by J&H. Owner shall be entitled to make any agreement and/or arrangement with the Landlords which would result in a reduction or discharge of J&H's obligations under the Takeover Leases or with respect to the Takeover Space, on such terms as Owner, in its reasonable discretion, may decide (but shall not make any agreement with the Landlords which would increase the obligations of J&H under the Takeover Leases without the consent of J&H, which shall not be unreasonably withheld). All rents, charges and any other sums, however designated, that are derived from any assignment of the Takeover Leases or subletting or other disposition of the Takeover Space or any part thereof including any sums payable by the Landlords in the event that they exercise any right or option to recapture contained in the Takeover Leases shall belong to and be the property of Owner and shall be collected by Owner, unless Owner advises J&H that Owner elects not to collect such moneys or any part of such moneys in which event J&H shall at Owner's request make such collections on behalf of Owner and remit the same promptly to Owner. At Owner's request, J&H shall immediately confirm in writing to any subtenant of the Takeover
Space that Owner is authorized by J&H to collect rentals, charges or any other monies as set forth in this Paragraph 3.

      4. Owner shall indemnify and hold harmless J&H with respect to J&H's obligations as sublessor under any sublease or as assignor of any assignment or with respect to any other disposition of the Takeover Leases and/or the Takeover Space which Owner requests J&H to execute and any claims arising thereunder, and Owner is authorized, at Owner's expense, to perform on behalf of J&H, J&H's obligations as sublessor of the Takeover Space.

      5. Owner shall indemnify and hold J&H harmless for all of its obligations as the tenant under the Takeover Leases from and after the date hereof and all costs, expenses, claims and liability incurred in connection with or arising under the Takeover Leases, including without limitation occupancy taxes and any and all rent, additional rent, utility charges or other expenses. Owner shall perform, or cause to be performed on behalf of J&H, any and all obligations of J&H as tenant, of whatever kind or nature arising hereafter under or in connection with the Takeover Leases. Owner is authorized by J&H to pay any of J&H's bills relating to the Takeover Space directly to the entity issuing such bill. J&H shall cooperate with Owner to minimize and mitigate Owner's obligation hereunder. If Owner shall fail to perform or cause to be performed on behalf of J&H any of the obligations of J&H under the Takeover Leases which it has agreed to perform hereunder, then whether or not the Landlord(s) thereunder shall give notice of default to J&H, J&H shall not without the consent of Owner take any action to perform such obligation or to cure such default or take any other action with respect thereto unless (i) the Landlord(s) under such Takeover Lease(s) give notice of default thereunder, and (ii) Owner shall fail within two days prior to the expiration of any grace period afforded by such Takeover Lease(s) after such notice either (y) to cure the same or (z) to obtain and maintain in effect a restraining order or injunction or other equitable relief to stay the running of such grace period. Notwithstanding any other provision of this Agreement, Owner shall not indemnify J&H with respect to any obligation to make any payment which shall be allocable under or with respect to the Takeover Leases to a date prior to July 15, 1983 (including without limitation on account of liability for any defaults of J&H) except that Owner shall promptly pay on behalf of J&H in accordance with the terms of the Hanover Lease or reimburse J&H for the payment of all costs incurred by J&H thereunder with respect to Leasehold Improvements (including but not limited to flooring, wall covering and vertical conveyor) in the Hanover Space in excess of the allowances granted J&H therefor under the Hanover Lease in aggregate amount up to but not in excess of $8,000,000.

      6. J&H will not, after the date hereof, make any modifications of or amendments to the Takeover Leases, assign the Takeover Leases (except as permitted under Paragraph 20 hereof) or sublease all or any part of the Takeover Space or enter into any agreement with respect to the surrender or discharge of or take any other action with respect to the Takeover Leases or the Takeover Space without the prior written consent or except pursuant to the written instructions of Owner. In addition, after the date hereof J&H will not make any modifications of Tenant's Plans without first obtaining the written consent of Owner, and at Owner's discretion, will submit to Landlords modifications of Tenant's Plans or issue instructions to the Landlords not to complete all or portions of work shown on Tenant's Plans. J&H shall with respect to any and all contracts or commitments for Leasehold Improvements or other work, materials or installation at or in the Takeover Space, act in accordance with Owner's written instructions, whether the same shall involve termination or modification of planned or ongoing work or otherwise. Unless the Broad Street Lease and this Agreement have been terminated J&H will not at any time occupy the Takeover Space or any part thereof.

      7.   (a)   J&H covenants and agrees to indemnify and hold Owner harmless against any loss, liability, claims, damages, or expenses (including attorney's fees) arising out of or resulting from any of the representations and warranties contained herein being false or misleading and from any breach or default by J&H of its obligations pursuant to this Agreement.

           (b) If (i) J&H is adjucated a bankrupt or (ii) as a consequence of the failure of J&H to pay Fixed Minimum Rent (which for the purposes of this Agreement shall not be deemed to include any portion thereof attributable to electric service) under the Broad Street Lease, the same shall have been duly and validly terminated and J&H shall not have contested such termination by judicial proceedings or (iii) such a termination of the Broad Street Lease is contested, and there shall have occurred a final determination not subject to appeal by a court of competent jurisdiction that the Broad Street Lease has been duly and properly terminated, then this Agreement shall at the option of the Owner (to be exercised by written notice from Owner to J&H) terminate effective as of the date of such notice, and Owner shall have no further liability hereunder.

           (c) If (i) a default notice for non-payment of all or a portion of the Fixed Minimum Rent (exclusive of any charge for electric service, as aforesaid) is given by Owner to J&H pursuant to the provisions of the Broad Street Lease, and J&H obtains an injunction staying the running of the default period commenced by the giving of such notice or (ii) the termination of the Broad Street Lease is being contested before a court of competent jurisdiction, then during the period such injunction is in effect or pendency of such contest including any appeal therefrom (as the case may be) J&H shall not have recourse to nor draw upon any insurance or trust fund obtained or created pursuant to the provisions of this Agreement.

      8. J&H agrees that it will promptly notify Owner of any action or proceeding which may be brought or asserted against J&H and of any notice which may be given to J&H arising out or by reason of and/or involving the Takeover Leases and/or the Takeover Space and/or any part thereof, and J&H will cooperate fully with Owner with respect to any such action, proceeding or notice and will execute, or cause to be executed, such instrument(s) and/or document(s) and/or take such action, or cause such action to be taken, as Owner may reasonably request in the situation. Owner may, at its option and expense and utilizing counsel of Owner's choice (who shall be reasonably acceptable to J&H provided that insurance company counsel shall be deemed to be satisfactory), cause to be resisted or defended in the name of J&H, any claim or liability under the Takeover Leases asserted by the Landlords, or if Owner shall so elect, J&H shall in accordance with Owner's instructions and at Owner's expense resist or defend such claim or liability. J&H shall not settle or compromise any such claim without Owner's consent and shall immediately notify Owner of any communication it may have with the claimant with respect to such claim. If all or any portion of the Takeover Space is sublet or if either of the Takeover Leases is assigned and the sublessee or assignee with respect thereto shall commit a default with respect to any of its obligations under its sublease or assignment, as the case may be, Owner may in name of and on behalf of J&H (including without limitation asserting any rights of J&H under the appropriate documents), commence and prosecute any and all actions or proceedings against such subtenant or assignee, and J&H shall cooperate with Owner in the prosecution of such action or proceeding (including without limitation the execution of any and all documents required in connection therewith).

      9. Owner, O&Y Equity Corp. (hereinafter called "O&Y") and J&H agree that it would be difficult at any time to determine the value of a contingent claim against Owner or O&Y or both based upon its obligations with respect to the Hanover Lease pursuant to this Agreement. This valuation is particularly difficult if there are persons in occupancy of the Hanover Space as assignees of the Hanover Lease or as subtenants of the Hanover Space and there is no default under the Hanover Lease, but is also difficult if the Hanover Space is vacant and a default under the Hanover has occurred or would have occurred but for action on the part of J&H. Therefore, Owner and O&Y and J&H agree that if at any time the last sentence of Paragraph 10 of this Agreement or the law shall require the valuation or estimation of a contingent claim against Owner or O&Y or both based upon their obligations with respect to the Hanover Lease under this Agreement, whether or not there is then due and unpaid any amount under this Agreement or under the Hanover Lease, then such contingent claim shall be valued or estimated as follows (provided however that prior to proceeding to value or estimate such contingent claim the party initiating such valuation or estimation shall insure that the other has notice that such valuation or estimation has been initiated):

           (a) at an amount equal to the amount which the Landlord under the Hanover Lease is then willing to accept in order to grant a release satisfying the requirements of Paragraph 12 hereof and to obtain the same from any other party required pursuant to Paragraph 12 hereof in each case within 60 days after it is determined that valuation or estimation of a contingent claim is necessary; or

           (b) if the release referred to in subparagraph 9(a) above cannot be obtained, then at an amount equal to the amount for which the insurance referred to in Paragraph 11 (but with coverage of $131,400,000 declining after the year 1999 in accordance with Exhibit E hereof) is then offered to J&H by an insurance company satisfying the requirements of Paragraph 11 within 90 days after it is determined that valuation or estimation of a contingent claim is necessary; or

           (c) if the release referred to subparagraph 9(a) above or the insurance referred to in subparagraph 9(b) above cannot be obtained before the expiration of 90 days after it is determined that valuation or estimation of a contingent claim is necessary, then at an amount equal to the amount set forth in Exhibit E annexed hereto for the date set forth in Exhibit E next preceding the date as of which it is determined that a valuation or estimation of contingent claim is necessary.

      If at the time of any determination or estimate of the value of a contingent claim there is any amount then already due and unpaid with respect to the Hanover Lease under this Agreement or under the Hanover Lease, then such amount plus the amount determined pursuant to subparagraphs (a), (b), or (c) above, as the case may be, shall be the value of the contingent claim.

      10.  (a)   J&H agrees to deliver to Owner an amendment to the Broad Street
Lease in the form annexed hereto as Exhibit G deleting the provisions of the First Supplemental Agreement to the Broad Street Lease and terminating the right of offset thereunder promptly after Owner delivers Acceptable Securities (as such term is hereinafter defined) having a Value (as such therm is hereinafter defined) having a Value (as such term is hereinafter defined) of not less than $100,000,000 (subject to reduction pursuant to Paragraph 14 hereof) to a trustee reasonably acceptable to J&H acting under a trust agreement (hereinafter called "Trust Agreement") reasonably acceptable to J&H, provided that all amounts then due to J&H with respect to the Hanover Lease and arising under this Agreement have been paid. Owner covenants that so long as J&H does not have the right of setoff provided in the First Supplemental Agreement to the Broad Street Lease by reason on this Paragraph 10, it will at all times maintain with the trustee Acceptable Securities having a Value of not less than $100,000,000 (except as provided in Paragraphs 11 and 14 hereof or unless the obligations and liabilities of J&H under the Hanover Lease have been terminated).

           (b)   The term "Acceptable Securities" means:

                 (i)  cash;

                 (ii) general obligations of the United States of America and obligations the payment of which as to both principal and interest is guaranteed by the United States of America;

                 (iii)certificates of deposit maturing in one year or less issued by any bank organized under the laws of the United States or any state thereof and a member of the Federal Reserve System having a capital and surplus, as most recently reported to the Board of Governors of the Federal Reserve System, in excess of $500,000,000, provided that not more than $10,000,000 shall be from any one bank;

                 (iv) commercial paper maturing within 90 days which has been rated by either Standard & Poors Corporation or Moody's Investors Service, Inc. in the highest rating category for commercial paper (provided that if both such services rate such paper, then both services shall rate such paper in such category), provided that not more than $10,000,000 shall be from any one issuer or group of affiliated issuers;

                 (v) irrevocable letters of credit naming the trustee as beneficiary having an expiration date of not more than five years from the date of issuance and conditioned only upon delivery of a sight draft by the trustee and otherwise in form and substance reasonably satisfactory to J&H issued by banks (i) which are members of the New York Clearing House Association, (ii) having a capital and surplus as reported most recently to the Board of Governors of the Federal Reserve System in excess of $500,000,000 and (iii) the long term debt of which is rated by Moody's and Standard & Poors (or either one if not rated by both) at least AA, provided no more than $50,000,000 shall be from any one bank; and

                 (vi) any other items J&H shall approve in writing (such approval not to be unreasonably withheld);

           (c)  the term "Value" means:

                 (i) as to Acceptable Securities listed in clause (b)(ii) above having a maturity of less than 45 days or listed in clauses (b)(i) or
(b)(v), 100% of the face value thereof plus accrued interest at maturity, if any;


                 (ii) as to Acceptable Securities listed in clause (b)(ii) above having a maturity of 45 days or more but less than 6 months or in clauses
(b)(iii) or (b)(iv) above having a maturity of less than 45 days, 95% of the face value thereof plus accrued interest at maturity, if any;

                 (iii)as to Acceptable Securities listed in clause (b)(ii) having a maturity of 6 months or more in clauses (b)(iii) or (b)(iv) having a maturity of 45 days or more, 95% of the fair market value, as determined by the trustee, thereof at the time of valuation (but in no event greater than face value at maturity); and

                 (iv) as to all other Acceptable Securities as specified in the writing approving such, it being understood that liquid debt securities will generally be discounted at least 15% from fair market value and that liquid equity securities will generally be discounted at least 25% from fair market value.

      (d) The Trust Agreement shall provide, among other things, that the trustee shall on submission of a written statement from an officer of J&H certifying that Owner is in default of its obligations under this Agreement with respect to the Hanover Lease in an amount in excess of $1,000,000 or that Owner has failed to maintain the Value of Acceptable Securities under this Agreement, and in either event that such default or failure has continued for 30 days after notice (hereinafter called a "Trust Default Notice") to Owner and O&Y of such failure, deliver to J&H the full corpus and income of the trust. The Trust Default Notice shall specifically state that the failure to cure such default shall result in all the Acceptable Securities being turned over to J&H.

      Notwithstanding anything contained in this Paragraph 10 with respect to the Trust Agreement and J&H's rights thereunder, in no event shall J&H exercise its rights to obtain delivery of the corpus and income of the trust unless and until Owner has defaulted in its obligations under this Agreement and such default shall have continued for a period of 30 days after notice from J&H. Furthermore, regardless of whether J&H obtains delivery of the corpus and income of the trust, J&H shall not retain and shall promptly remit to Owner so much thereof as exceeds the value (determined as provided in Paragraph 9 except that the date that such corpus and income are delivered to J&H shall be deemed the date that it is determined that the valuation of a contingent claim is necessary) of J&H's contingent claim hereunder.

      11.  If (a)     Owner provides J&H with either (i)  an insurance
agreement reasonably acceptable to J&H providing that if J&H delivers to the insurer a certificate stating that Fixed Minimum Rent (as defined in the Hanover Lease) or additional rent payable pursuant to Articles 19 or 20 of the Hanover Lease has not at any time during the term of the Hanover Lease been paid to J&H when stated to be due in accordance with the terms of this Agreement and the Hanover Lease and that such rent has not been paid to the Landlord under the Hanover Lease, then the insurer shall have an unconditional obligation to pay to J&H the amount claimed due up to a policy limit of $100,000,000 (subject to reduction pursuant to Paragraph 14 hereof), provided that such amounts have not been actually received in respect of such rent by J&H or by the Landlord under the Hanover Lease, and provided further that the policy may contain such covenants on the part of the insured as are normally contained in an insurance policy of this nature or a policy analogous thereto, and provided further that J&H has complied with such customary notice requirements as such insurer may require or (ii) a surety bond reasonably acceptable to J&H which provides for a bond penalty in the aggregate of not less than $100,000,000 (subject to reduction pursuant to Paragraph 14 hereof) for all occurrences against any liability for actual damage or loss (i.e., without coverage for the value of any contingent claim of J&H) arising out of or related to the Hanover Lease, and (b) no amounts are then due to J&H under this Agreement with respect to the Hanover Space, then J&H shall promptly deliver to Owner an amendment to the Broad Street Lease deleting the First Supplemental Agreement therefrom and terminating the right of offset thereunder in the form annexed hereto as Exhibit G, and upon such delivery the trust under Paragraph 10, if established, shall terminate and the corpus and income of the trust shall be paid over to Owner. Any such insurance agreement (whether or not in the form of a surety bond) shall be issued by an insurance carrier rated by Bests in its highest rating category as to size (or the rating category which is the substantive equivalent to the current highest rating category) and in a rating category not less than A (or its equivalent in any substitute system) as to quality of credit.

      12.  If (a)     Owner provides J&H with a release, reasonably
satisfactory to J&H, from liabilities under each of the Takeover Leases from the Landlord thereunder and from (to the extent that J&H or Owner has received notice thereof) all other entities, if any, (i) to which either Landlord's interest thereunder has been pledged as security or collateral or otherwise assigned or (ii) (if their consent is required for such release to be binding upon it) which holds a mortgage on the building in which the Takeover Space is located or (iii) which is the lessor under any lease by which the estate of the Landlord in the Takeover Space derives, directly or indirectly, and
(b) no amounts are then due and unpaid to J&H under this Agreement, or if any amount is owing but in dispute, security for such amount in dispute shall be held by the trustee, then J&H shall, if requested to do so by Owner, promptly deliver to Owner an agreement in form satisfactory to Owner terminating all further rights of J&H and obligations of Owner under this Agreement, and upon such delivery with respect to the Hanover Lease (whether or not the same has been obtained with respect to the Water Street Lease), the trust under Paragraph 10, if established, shall terminate, and the corpus and income of the trust shall be paid over to Owner, and the First Supplemental
Agreement to the Broad Street Lease and the right of offset contained therein shall be deleted therefrom by execution of an agreement in the form annexed hereto as Exhibit G.

      13. If Owner shall establish a trust pursuant to Paragraph 10, then J&H agrees to reimburse Landlord its out-of-pocket costs in connection with the trust within 15 days of receipt of paid bills therefor, but not to exceed $250,000 for any 12 month period.

      14. Prior to the Commencement Date (as defined in the Broad Street Lease) and at all times thereafter during which J&H shall have liability as tenant under the Hanover Lease, (i.e., until J&H is released therefrom as provided in Paragraph 12 hereof, or until the term of the Hanover Lease expires or such lease or J&H's liability thereunder earlier terminates), Owner covenants and agrees that either:

                 (i) J&H shall have the right of setoff provided in the First Supplemental Agreement, which right shall be subordinate to no mortgage of Owner's interest in the Building or if subordinate, the mortgagee thereunder shall have offered to enter into a non-disturbance agreement with J&H with respect to the Broad Street Lease, including the right of setoff contained in the First Supplemental Agreement thereof, or

                 (ii) Owner shall maintain the insurance contract(s) referred to in Paragraph 11 hereof, or

                 (iii)Owner shall maintain the trust referred to in Paragraph 10 hereof.

      The foregoing obligation shall not be affected by the existence of subtenants occupying the Hanover Space and paying rent with respect thereto; however, in no event shall the trust or surety contract be required to be maintained or funded in an amount greater than the amount at the time in question for such date pursuant to Exhibit E hereto (as the same may thereafter be reduced pursuant to Exhibit E).

      15. Except as hereinafter provided in this Paragraph 15, all notices hereunder by either party to the other shall be sent by registered or certified mail, return receipt requested, addressed J&H as follows:

                 (a)  Prior to Commencement Date under the Broad
                      Street Lease:

                      Johnson & Higgins
                      95 Wall Street
                      New York, New York  10005
                      Attention:  James Delaney

                 (b)  After the Commencement Date under the Broad
                      Street Lease:

                      Johnson & Higgins
                      125 Broad Street
                      New York, New York  10004
                      Attention:  James Delaney

      with a copy in each instance to J&H at such address;
Attention: Corporate Secretary

      and to the Owner at:

                      Olympia & York 125 Broad Street Company
                      245 Park Avenue
                      New York, New York 10167
                      Attention:  General Counsel

      with a copy to:

                      O&Y Equity Corp
                      245 Park Avenue
                      New York, New York 10167
                      Attention:  William Hay

      Notices given in the foregoing manner shall be deemed served on the date of registration with the postal authorities if sent by registered mail, and on the date of mailing if set by certified mail. Notices on behalf of the respective parties may be given by their attorneys and such notices shall have the same effect as if in fact subscribed by the party on whose behalf it is given. Either party hereto may change the address to which notice may be given or provide an additional address to which notice must be given by notice to the other given in the manner provided herein.

      In addition to the foregoing, Owner shall have the right to designate from time to time individuals located in New York City and to require J&H to Likewise designate individuals located in New York City to whom written communications concerning this Agreement and notices hereunder may be personally delivered. In any such instance, without regard to the right of either party to give notice by mail as hereinabove provided, notices shall also be deemed delivered if delivered personally to any of such persons. Owner and J&H shall each make a reasonable effort to comply with any request from the other that specified notices and/or communications be transmitted by personal delivery rather than by registered or certified mail, as hereinabove provided, but delivery by certified mail shall nevertheless constitute good and effective notice whether or not there has been compliance with any such request.

      16. Wherever in this Agreement Owner is entitled to expect the cooperation of J&H, Owner shall, to the extent that J&H incurs any substantial out of pocket expenses (excluding attorney's fees except as specifically provided in Paragraph 8) in connection therewith, promptly after being furnished with a statement therefor, reimburse J&H for any such expenses.

      17. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto with respect to the Takeover Space are hereby merged in this Agreement which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation made by the other not embodied in this Agreement.

      18. This Agreement may not be changed or terminated orally. The stipulations and agreements aforesaid are to apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      19. O&Y joins in the execution of this Agreement for the purpose of guarantying the performance by Owner of its obligations and responsibilities hereunder and agreeing to the provisions of Paragraph 9 hereof. O&Y unconditionally guarantees, without offset or deduction, (i) the prompt payment when due of all amounts payable by Owner pursuant to this Agreement, the guaranty hereunder constituting a guaranty of payment and not of collection, and (ii) that Owner will perform punctually and faithfully all its obligations under and in accordance with the terms of this Agreement. O&Y agrees that in the event that Owner does not or is unable to pay or perform in accordance with the terms of this Agreement for any reason (including without limitations the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting the status, existence, assets or obligations of Owner, or the disaffirmance of this Agreement or any part thereof in any such proceeding), O&Y will pay the amounts provided for herein to be paid by Owner and otherwise perform or cause to be performed the obligations of Owner under this Agreement. O&Y agrees that it shall not be necessary or required that J&H file suite or proceed to obtain or assert a claim for personal judgment against Owner for the obligations of Owner hereunder or make any effort at collection of such obligations from Owner or foreclose against or seek to realize upon any security now or hereafter existing for any such obligations or file suite or proceed to obtain or assert a claim for personal judgment against any other party liable for such obligations or make any effort at collection of such obligation from such other party, before or as a condition of enforcing the liability of O&Y under this guaranty or requiring the payment of such obligations by O&Y hereunder. O&Y waives notice of the acceptance of this guaranty and of the performance or non-performance of any of the obligations of Owner hereunder; demand of payment; and notice of non-payment or failure to perform on the part of Owner. The obligations of O&Y shall not IPSO FACTO be released or discharged (but shall be modified, decreased or terminated to the same extent as the obligation of Owner) by the happening from time to time of any of the following with respect to this Agreement, although without notice to and further consent of O&Y: (i) the waiver of J&H or its successors or assigns of the performance by Owner of any obligation, term or condition contained in this Agreement or any default thereunder, (ii) the extension of the time or performance by Owner of such obligations, or (iii) any failure, omission or delay of J&H in this Agreement or any instrument contemplated herein or any action on the part of J&H to enforce, assert or exercise any right, power or remedy conferred on J&H in this Agreement or any instrument contemplated herein or any action on the part of J&H granting extension or indulgence in any form. O&Y will note consolidate with or merge into another corporation, or sell or otherwise dispose of all or the major portion of its properties and assets in a single transaction or series of related transactions to any other single corporation or entity or to other corporations or entities which are commonly controlled by a single corporation or entity, unless such corporation or entity will assume the observance and performance of the covenants, agreements and conditions of this guaranty and shall, unless the same are assumed by operation of law, execute and deliver to J&H an agreement whereby such corporation or entity expressly assumes the observances and performance of such covenants, agreements and conditions. O&Y shall not exercise any rights which it may have acquired by subrogation under this guaranty, by any payment made hereunder or otherwise (except to the extent required to preserve any rights it may have under any applicable statute of limitations), unless and until all of the obligations of Owner hereunder shall have been paid in full, and if any such payment shall be made to O&Y on account of such subrogation rights at any time when all of the obligations of Owner hereunder shall not have been paid in full, each and every amount so paid will forthwith be paid to J&H to be credited and applied upon any of the obligations of Owner hereunder.

      20. J&H agrees to look solely to the assets and property of Owner for the satisfaction of any right or remedy of J&H for the collection of a judgment or other judicial process requiring the payment of money by Owner in the event of any liability of Owner, and the partners or members therein (by reason of their being partners or members) shall have no personal liability in connection therewith or be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of J&H's remedies under or with respect to this Agreement, or the relationship of the parties hereunder.

      21. Notwithstanding any other provisions of this Agreement, J&H shall not be obligated to execute, acknowledge or deliver any papers or instruments, take any action or give any notice (except that J&H shall if so requested exercise any option in the Takeover Leases for additional space) nor will Owner on its behalf, if the effect thereof shall be to increase substantially any obligation or decrease any right of J&H or otherwise materially adversely affect J&H without the consent of J&H (which shall not be unreasonably withheld), provided, however, J&H agrees that the execution and delivery by a wholly owned subsidiary of J&H of a sublease or assignment or other instruments relating thereto or any other papers or instruments or notices or the taking by such subsidiary of any other action shall not be deemed to increase any obligation or decrease any right of J&H or otherwise adversely affect J&H.
J&H shall have the right at any time to assign, and upon 15 days prior written notice from Owner shall assign, the Takeover Leases to a wholly owned subsidiary of J&H or waive any right it (as distinguished from such subsidiary) would have to decline to execute and deliver such sublease, assignment or other instrument. No such assignment shall, however, be effected or be effective, and if executed at the request of Owner such request shall not be deemed to have been complied with, unless the assignee thereof shall simultaneously with its acceptance of the assignment of the Takeover Leases and the assumption of the obligations of the tenant thereunder, also assume all of the obligations of J&H under this Agreement. Nothing, however, contained herein, shall be deemed to release J&H from any obligations that it may have under this Agreement, notwithstanding such assignment and assumption by such subsidiary. Any sale or transfer of the capital stock of any subsidiary to which the Takeover Leases have been assigned shall be deemed an assignment of the Takeover Leases for purposes of this Agreement.

      22. If one or more of the provisions of this Agreement shall be invalid or illegal, the validity and legality of the remaining provisions shall not be affected or impaired thereby.

      23. This Agreement shall be governed by the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed these presents as of the day and year first above written.

                                      OLYMPIA & YORK 125 BROAD
                                      STREET COMPANY

                                      BY:   S/TOM ARNOTT
WITNESS:                                    Sr. Vice President

S/MARTIN R. LEVINE

WITNESS:                              JOHNSON & HIGGINS

                                      By:

WITNESS:                              O&Y EQUITY CORP.

S/MARTIN R. LEVINE
                                      By:   S/TOM ARNOTT
                                            Sr. Vice President